CERTIFICATE OF OWNERSHIP AND MERGER

OF

MOBIFORM MERGER CORP.

WITH AND INTO

MOBIFORM SOFTWARE, INC.

Under Section 253 of the Delaware General Corporation Law

Mobiform Software, Inc., a Delaware corporation (the "Surviving Corporation"), hereby certifies as follows:

FIRST: The Board of Directors of the Surviving Corporation resolved to merge Mobiform Merger Corp., a Delaware corporation and its wholly owned subsidiary (the "Subsidiary Corporation"), with and into the Surviving Corporation, and a copy of such resolution adopted by the Board of Directors on September 24,2012 is attached hereto as Exhibit A.

SECOND: The Subsidiary Corporation was incorporated under the laws of the State of Delaware on September 11, 2012 under the name "Mobiform Merger Corp."

THIRD: The Surviving Corporation was incorporated under the laws of the State of Delaware on May 31, 2001 under the name "Firefly Learning, Inc."

FOURTH: Pursuant to Section 253(b) of the Delaware General Corporation Law, the Surviving Corporation shall change its name to "B-Scada Inc."

FIFTH: The designation and number of issued and outstanding shares of each class of the Subsidiary Corporation, all of which are owned by the Surviving Corporation are as follows:

NUMBER

DESIGNATION

10

Common Stock

SIXTH: Upon the effectiveness of the merger herein certified, each issued and outstanding share of the Subsidiary Corporation's capital stock shall be surrendered and extinguished, and shall not be converted in any manner, nor shall any cash or other consideration be paid or delivered therefor, inasmuch as the Surviving Corporation is the owner of all outstanding capital stock of the Subsidiary Corporation.

SEVENTH: The Merger shall become effective on October 19, 2012.

Signed on September 24, 2012

MOBIFORM SOFTWARE, INC.

By: /s/ Allen Ronald DeSerranno

Name: Allen Ronald DeSerranno

Title: President